                                                                     EXHIBIT 4.1

================================================================================

                               LAFARGE CORPORATION


                                       and


                                 CITIBANK, N.A.,
                                   as Trustee

                              ---------------------

                             Supplemental Indenture
                                   relating to

                                  $650,000,000

                           ____% Senior Notes Due ____

                           Dated as of ______ __, 1998

                              ---------------------





================================================================================

                  SUPPLEMENTAL INDENTURE, dated as of ____ __, 1998 relating to the Senior Notes referred to below (herein called the "Supplemental Indenture"), between LAFARGE CORPORATION, a corporation duly organized and existing under the laws of the State of Maryland (hereinafter called the "Company"), and CITIBANK, N.A., a national banking association incorporated and existing under the laws of the United States, as Trustee under the Original Indenture referred to below (hereinafter called the "Trustee").

                                   WITNESSETH:

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of October 1, 1989 (hereinafter called the "Original Indenture"), to provide for the issuance from time to time of its unsecured and unsubordinated debt securities (hereinafter called the "Securities"), the form and terms of which are to be established as set forth in Sections 201 and 301 of the Original Indenture; and

                  WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form and terms of the Securities of any series as permitted in Sections 201 and 301 of the Original Indenture and otherwise amending the Original Indenture in a manner not prejudicial to the interests of the Holders of the Securities of any series; and

                  WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of $650,000,000 of ____% Senior Notes due ____ (the "Senior Notes"), and all action on the part of the Company necessary to authorize the issuance of the Senior Notes under the Original Indenture and this Supplemental Indenture has been duly taken; and

                  WHEREAS, all acts and things necessary to make the Senior Notes when executed by the Company and authenticated and delivered by the Trustee as in the Original Indenture provided, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed;

                  NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

                  That in consideration of the premises and of the acceptance and purchase of the Senior Notes by the holders thereof, and of the acceptance of this trust by the Trustee, the Company covenants and agrees with the Trustee, for the equal benefit of holders of the Senior Notes, as follows:

                                  ARTICLE ONE

                                   DEFINITIONS

                  The use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture and the form of Senior Note attached hereto as Exhibit A.

                                  ARTICLE TWO

                     TERMS AND ISSUANCE OF THE SENIOR NOTES

     Section 201 Issue of Senior Notes. A series of Securities which shall be designated as the "___% Senior Notes due ____" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture and this Supplemental Indenture (including the form of Senior Note set forth in Exhibit A hereto). The aggregate principal amount of Senior Notes created hereby which may be authenticated and delivered under this Supplemental Indenture shall not, except as permitted by the provisions of the Original Indenture, exceed $650,000,000.

     Section 202. Form of the Senior Notes; Incorporation of Terms. The form of the Senior Notes shall be substantially in the form of Exhibit A attached hereto, the terms of which are herein incorporated by reference and which are part of this Supplemental Indenture.

     Section 203. Place of Payment. The Place of Payment will be initially the Corporate Trust Office of the Trustee in New York City which, as of the date hereof, is located at 111 Wall Street, New York, New York 10043.

                                 ARTICLE THREE

                         AMENDMENT OF ORIGINAL INDENTURE

     Section 301. Amendment to Reconciliation and tie between Trust Indenture Act of 1939 and Original Indenture. The Reconciliation and tie between the Trust Indenture Act of 1939 (hereinafter referred to as the "TIA") and the Original Indenture is hereby amended as set forth in Exhibit B hereto.

     Section 302. Amendment to Section 401(3). Section 401(3) of the Original Indenture is hereby amended in relation to the Senior Notes by adding the following to the last sentence thereof, immediately following "have been complied with" but before the end of the sentence: "and if Section 401(1)(B)(ii) or Section 401(1)(B)(iii) applies, an Opinion of Counsel meeting the requirements of Section 403(4)(A) relating to the discharge"

     Section 303. Amendment to Section 403(4)(A). Section 403(4)(A) is hereby deleted in its entirety in relation to the Senior Notes and shall be replaced by the following provision:

                  "(A) an opinion of counsel based on a change in law occurring after the issue dates of the Senior Notes or a private letter ruling from the United States Internal Revenue Service addressed to the Company to the effect that the Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and discharge and will be subject to Federal income tax in the same amount and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred; and"

     Section 304. Amendment to Section 608. Section 608 of the Original Indenture is hereby deleted in its entirety in relation to the Senior Notes and shall be replaced by the following provision:

                  "The Trustee for the Debt Securities of any series issued hereunder shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time provided for therein. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act."

     Section 305. Amendment to Section 613. Section 613 of the Original Indenture is hereby amended in relation to the Senior Notes by deleting all references to the "four" month period prior to or subsequent to a default and shortening such time period to "three" months every place it appears in Section 613 but only in Section 613.

     Section 306. Amendment to Section 703(a). Section 703(a) of the Original Indenture is hereby deleted in its entirety in relation to the Senior Notes and replaced with the following provision:

         "Within 60 days after the first May 15 which occurs not less than 60 days following the first date of issuance of Securities of any series under this Indenture and within 60 days after May 15 in every year thereafter, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, dated as of such May 15, such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto."

     Section 307. Amendment to Section 704(4). Section 704(4) of the Original Indenture is hereby deleted in its entirety in relation to the Senior Notes and replaced with the following provision:

         "(4) deliver to the Trustee within 120 days after the end of each fiscal year of the Company a brief certificate from the principal executive, financial or accounting officer of the Company as to his or her knowledge, after due inquiry, of the Company's compliance with all conditions and covenants under the Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under the Indenture)."


                                  ARTICLE FOUR

                                  MISCELLANEOUS

     Section 401. Execution as Supplemental Indenture. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Supplemental Indenture forms a part thereof in respect of the Senior Notes.

     Section 402. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     Section 403. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     Section 404. Successors and Assigns. All covenants and agreements by the Company in this Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

     Section 405. Separability Clause. In case any provision in this Supplemental Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 406. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or in the Senior Notes, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders of Senior Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

     Section 407. Governing Law. This Supplemental Indenture and each Senior Note shall be governed by and construed in accordance with the laws of the State of New York.

     Section 408. Execution and Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the day and year first above written.

                                     LAFARGE CORPORATION



[Seal]                               By
                                       ------------------------------------
                                       Name:
                                       Title:

Attest:




--------------------------------
Name:
Title:



                                     CITIBANK, N.A., as Trustee



                                     By
                                       ------------------------------------
                                       Name:
                                       Title:

STATE OF NEW YORK                )
                                 )    ss.:
COUNTY OF NEW YORK               )



                  On the [____] day of [____________], 1998, before me
personally came [___________], to me known, who, being by me duly sworn, did depose and say that [he/she] is a [__________] of Lafarge Corporation, one of the corporations described in and which executed the foregoing instrument; and that [he/she] signed [his/her] name thereto by like authority.


                                   -------------------------------------------





STATE OF NEW YORK                )
                                 )    ss.:
COUNTY OF NEW YORK               )


                  On the [____] day of [____________], 1998, before me
personally came [___________], to me known, who, being by me duly sworn, did depose and say that [he/she] is a [__________] of Citibank, N.A., one of the corporations described in and which executed the foregoing instrument; and that [he/she] signed [his/her] name thereto by like authority.

                                                                       EXHIBIT A

                           [Form of Face of Security]

                  This Security is a Book-Entry Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

                  Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the issuer or its agent for registration of transfer, exchange or payment, and any definitive
Note is issued in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

                               LAFARGE CORPORATION
                            ___% Senior Note due ____

No. __________                                                     $__________

                  Lafarge Corporation, a corporation duly organized and existing under the laws of the State of Maryland (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________________________, or registered assigns, the principal sum of
________________________ Dollars on _________________________________, and to
pay interest thereon from ________, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ____________ and ___________ in each year, commencing ________, at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the _______ or ________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. As used herein, "Business Day" and "Special Record Date" with respect to any Interest Payment Date shall be as defined in the Indenture.

                  Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                      LAFARGE CORPORATION


[Seal]                                By
                                         -------------------------------------
                                         Name:
                                         Title:


Attest:




--------------------------------
Name:
Title:

                         [Form of Reverse of Security]

                               LAFARGE CORPORATION
                            ___% Senior Note due ____


                  This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of October 1, 1989 as supplemented by the Supplemental Indenture dated as of ________, 1998 (herein called the "Indenture"), between the Company and Citibank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $________.

                  These Securities will be redeemable, in whole or in part, at the option of the Company, on any date (a "Redemption Date") at a redemption price equal to the greater of (a) 100% of their principal amount of the Securities to be redeemed and (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to such Redemption Date) discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus [__] basis points, plus accrued and unpaid interest on the principal amount being redeemed to such Redemption Date; provided, however, that installments of interest on Securities that are due and payable on an Interest Payment Date falling on or prior to the relevant Redemption Date shall be payable to the holders of such Securities, registered as such at the close of business on the relevant Record Date according to their terms and provisions of the Indenture.


                  "Treasury Rate" means, with respect to any Redemption Date for the Securities, (a) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities" for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Maturity Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.


                  "Comparable Treasury Issue" means, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

                  "Independent Investment Banker" means Donaldson, Lufkin & Jenrette Securities Corporation, Warburg Dillon Read LLC or Citicorp Securities, Inc. or, if such firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

                  "Comparable Treasury Price" means, with respect to any Redemption Date, (a) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

                  "Reference Treasury Dealer" means each of Donaldson, Lufkin & Jenrette Securities Corporation, Warburg Dillon Read LLC or Citicorp Securities, Inc. and their respective successors; provided however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute therefor another Primary Treasury Dealer.

                  "Reference Treasury Dealer Quotations" means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

                  Notice of any redemption by the Company will be mailed at least 30 days but not more than 60 days before any Redemption Date to each holder of Securities to be redeemed. If less than all the Securities are to be redeemed at the option of the Company, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Securities to be redeemed in whole or in part.

                  Unless the Company defaults in payment of the redemption price, on and after any Redemption Date interest will cease to accrue on the Securities or portions thereof called for redemption.

                  Interest payments for this Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months.


                  The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants, upon compliance by the Company with certain conditions set forth therein.


                  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Security shall be governed by and construed in accordance with the laws of the State of New York.

                  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                [Form of Trustee's Certificate of Authentication]


                  This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.


                                 CITIBANK, N.A.



                                 By
                                     ------------------------------------------
                                     Name:
                                     Title:


Date:

                                                                       EXHIBIT B

                               LAFARGE CORPORATION

         Reconciliation and tie between Trust Indenture Act of 1939 and
                     Indenture, dated as of October 1, 1989

Trust Indenture
  Act Section                                                                                Indenture Section
----------------                                                                             -----------------
ss.310   (a)(1)     ......................................................................       609
         (a)(2)     ......................................................................       609
         (a)(3)     ......................................................................       Not Applicable
         (a)(4)     ......................................................................       Not Applicable
         (b)        ......................................................................       608
                                                                                                 610
ss.311   (a)        ......................................................................       613(a)
         (b)        ......................................................................       613(b)
         (b)(2)     ......................................................................       703(a)(2)
                                                                                                 703(b)
ss.312   (a)        ......................................................................       701
                                                                                                 702(a)
         (b)        ......................................................................       702(b)
         (c)        ......................................................................       702(c)
ss.313   (a)        ......................................................................       703(a)
         (b)(1)     ......................................................................       Not Applicable
         (b)(2)     ......................................................................       703(b)
         (c)        ......................................................................       703(a), 703(b)
         (d)        ......................................................................       703(c)
ss.314   (a)        ......................................................................       704
         (b)        ......................................................................       Not Applicable
         (c)(1)     ......................................................................       102
         (c)(2)     ......................................................................       102
         (c)(3)     ......................................................................       Not Applicable
         (d)        ......................................................................       Not Applicable
         (e)        ......................................................................       102
ss.315   (a)        ......................................................................       601(a)
         (b)        ......................................................................       602
                                                                                                 703(a)(6)
         (c)        ......................................................................       601(b)
         (d)        ......................................................................       601(c)
         (d)(1)     ......................................................................       601(a)(1)
         (d)(2)     ......................................................................       601(c)(2)
         (d)(3)     ......................................................................       601(c)(3)
         (e)        ......................................................................       514
ss.316   (a)(1)(A)  ......................................................................       502
                                                                                                 512
         (a)(1)(B)  ......................................................................       513
         (a)(2)     ......................................................................       Not Applicable
         (b)        ......................................................................       508
         (c)        ......................................................................       Not Applicable
ss.317   (a)(1)     ......................................................................       503
         (a)(2)     ......................................................................       504
         (b)        ......................................................................       1003
ss.318   (a)        ......................................................................       108

-------------

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.